EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION

 DECLARES A $0.03/SHARE QUARTERLY DIVIDEND

(Fort Smith, Arkansas, October 26, 2010) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of three cents ($0.03) per share to holders of record of its Common Stock, $0.01 par value, on November 9, 2010, payable on November 23, 2010.

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company.  ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923.  ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America.  More information is available at arkbest.com and abf.com.

Contact:        Mr. David Humphrey, Vice President of Investor Relations & Corporate Communications Telephone: (479) 785-6200

END OF RELEASE